FOURTH AMENDMENT TO

THE

RETAIL FUND PARTICIPATION AGREEMENT

THIS FOURTH AMENDMENT, effective as of July l, 2018 (this “Fourth Amendment’’), is  by  and among TALCOTT RESOLUTION LIFE INSURANCE COMPANY (formerly, Hartford Life Insurance Company) (“Company”) acting through its Administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”), TALCOTT RESOLUTION DISTRIBUTION COMPANY, INC. (formerly Hartford Securities Distribution Company, Inc.) (“TRDC”), ROYCE FUND SERVICES, LLC (formerly Royce Fund Services, Inc.) (“Underwriter”) and THE ROYCE FUND, on behalf of its series listed on Schedule A hereto (collectively the “Funds”):

WITNESSETH:

WHEREAS, Hartford Financial Services Group, Inc. sold the majority of its interest in  its “Talcott Resolution” run-off annuity business, which included Hartford Life Insurance Company and Hartford Securities Distribution Company, Inc., to a group of private investors effective May 31, 2018 (the “Transaction”); and

WHEREAS, in conjunction with the Transaction, the new ownership of Talcott Resolution obtained the necessary regulatory approvals to change the names of Hartford Life Insurance Company and Hartford Securities Distribution Company, Inc. to Talcott Resolution Life Insurance Company and Talcott Resolution Distribution Company, Inc., respectively; and

WHEREAS, Company, TRDC, Underwriter. and the Funds are parties to a Retail Fund Participation Agreement, dated January 10, 2003, and amended on October 31, 2007, May 12, 2008, and October 13, 2011 (the “Agreement’’) with regard to certain employee benefit plans for which Company provides administrative and recordkeeping services and TRDC provides distribution services (collectively, the ‘“Plans”); and

WHEREAS, Company, TRDC, Underwriter, and the Funds now wish to amend and restate Schedule A of the Agreement in its entirety in the form attached hereto;

NOW THEREFORE, in consideration of the above, Company, TRDC, Underwriter, and the  Funds hereby agree as follows:

1.            To delete Schedule A of the Agreement in its entirety and replace it with  Revised Schedule A attached hereto and made a part hereof.

2.            All provisions of the Agreement shall remain unchanged except as expressly modified, supplemented, or amended by this Fourth Amendment.

IN WITNESS WHEREOF, Company, TRDC, Underwriter and the Funds have caused this Fourth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY		ROYCE FUND SERVICES, LLC
By: Massachusetts Mutual Life Insurance Company, Its Administrator

By:		By:
Name:	[Redacted]	Name:	[Redacted]
Title:	Senior Vice President	Title:	President

TALCOTT RESOLUTION DISTRIBUTION COMPANY, INC.		THE ROYCE FUND, on behalf of each series listed on Revised Schedule A

By:		By:
Name:	[Redacted]	Name:	[Redacted]
Title:	President	Title:	Treasurer

REVISED SCHEDULE A

Separate Accounts

Each Separate Account established by resolution of the Board of Directors of Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

As compensation for the services provided under the Agreement, Company and/or TRDC, as the case may be,  will  be entitled to receive a fee, from Underwriter, the Funds, and/or their designee, computed daily and paid quarterly in arrears (to be paid within 30 days of the end of each such quarter), at the annual rates set forth below of the average daily  value of  the  Shares of the Funds owned beneficially  by Company’s Separate  Accounts for the Plans.  For purposes of this schedule, the average daily  value of  the Shares of each Fund will be based on the net asset value reported by Underwriter or its designee to Company and/or TRDC.

Institutional Class	CUSIP	Ticker	Administrative/ Shareholder Service Fee+	Distribution (12b-1) Fee++
Royce Dividend Value Fund	780811717	RDIIX	No Fee	No Fee
Royce Global Financial Services Fund	780811626	RGFIX	No Fee	No Fee
Royce Opportunity Fund	780905691	ROFIX	No Fee	No Fee
Royce Pennsylvania Mutual Fund	78081A303	RPMIX	No Fee	No Fee
Royce Premier Fund	780905683	RPFIX	No Fee	No Fee
Royce Smaller-Companies Growth Fund	780905337	RVPIX	No Fee	No Fee
Royce Special Equity Fund	780905535	RSEIX	No Fee	No Fee
Royce Special Equity Multi-Cap Fund	780811725	RMUIX	No Fee	No Fee
Royce Total Return Fund	780905717	RTRIX	No Fee	No Fee

Investment Class+++	CUSIP	Ticker	Administrative/ Shareholder Service Fee+	Distribution (12b-1) Fee++
Royce Dividend Value Fund	780905188	RDVIX	0.10%*	No Fee
Royce International Premier Fund	780811667	RIPNX	0.10%*	No Fee
Royce Low-Priced Stock Fund	780905246	RLPHX	0.10%*	No Fee
Royce Micro-Cap Fund	780905709	RYOTX	0.10%*	No Fee
Royce Micro-Cap Opportunity Fund	780811832	ROSFX	0.10%*	No Fee
Royce Opportunity Fund	780905832	RYPNX	0.10%*	No Fee
Royce Pennsylvania Mutual Fund	780905840	PENNX	0.10%*	No Fee
Royce Premier Fund	780905600	RYPRX	0.10%*	No Fee
Royce Small/Mid-Cap Premier Fund	780905238	RHFHX	0.10%*	No Fee
Royce Small-Cap Leaders Fund	780905196	ROHHX	0.10%*	No Fee
Royce Small-Cap Portfolio	78080TI05	RCPFX	No Fee	No Fee
Royce Small-Cap Value Fund	780905220	RVVHX	0.10%*	No Fee
Royce Smaller-Companies Growth Fund	780905212	RVPHX	0.10%*	No Fee
Royce Special Equity Fund	780905782	RYSEX	0.10%*	No Fee
Royce Special Equity Multi-Cap Fund	780811733	RSMCX	0.10%*	No Fee
Royce Total Return Fund	7811905881	RYTRX	0.10%*	No Fee

Service Class+++	CUSIP	Ticker	Administrative/ Shareholder Service Fee+	Distribution (12b-1) Fee++
Royce Dividend Value Fund	780905436	RYDVX	0.20%**	0.25%
Royce Global Financial Services Fund	780905469	RYFSX	0.20%**	0.25%
Royce International Discovery Fund	780811782	ROIMX	0.20%**	0.25%
Royce International Premier Fund	780811790	RYIPX	0.20%**	0.25%
Royce Low-Priced Stock Fund	780905808	RYLPX	0.20%**	0.25%
Royce Micro-Cap Fund	780905659	RMCFX	0.20%**	0.25%
Royce Micro-Cap Opportunity Fund	780811642	ROSSX	0.20%**	0.25%
Royce Opportunity Fund	780905758	RYOFX	0.20%**	0.25%
Royce Pennsylvania Mutual Fund	780905386	RYPFX	0.20%**	0.25%
Royce Premier Fund	780905634	RPEFX	0.20%**	0.25%
Royce Small/Mid-Cap Premier Fund	780905857	RGFAX	0.20%**	0.25%
Royce Small-Cap Leaders Fund	780905519	RYOHX	0.20%**	0.25%
Royce Small-Cap Value Fund	780905733	RYVFX	0.20%**	0.25%
Royce Smaller-Companies Growth Fund	780905741	RYVPX	0.20%**	0.25%
Royce Special Equity Fund	780905527	RSEFX	0.20%**	0.25%
Royce Special Equity Multi-Cap Fund	780811774	RSEMX	0.20%**	0.25%
Royce Total Return Fund	780905642	RYTFX	0.20%**	0.25%

R Class	CUSIP	Ticker	Administrative/ Shareholder Service Fee+	Distribution (12b-1) Fee++
Royce Opportunity Fund	780905253	ROFRX	0.25%***	0.50%
Royce Pennsylvania Mutual Fund	780905295	RPMRX	0.25%***	0.50%
Royce Premier Fund	780905287	RPRRX	0.25%***	0.50%
Royce Small-Cap Value Fund	780905170	RVVRX	0.25%***	0.50%
Royce Total Return Fund	780905261	RTRRX	0.25%***	0.50%

* Entire amount payable in respect of such shares shall be paid by the relevant Fund.

** 0.10% of the amounts payable in respect of such shares shall be paid by the relevant Fund and 0.10% of the amounts payable in respect of such shares shall he paid by Royce & Associates, LP, an affiliate of Underwriter.

*** 0.20% of the amounts payable in respect of such shares shall be paid by the relevant Fund and 0.05% of the amounts payable in respect of such shares shall be paid by Royce & Associates, LP, an affiliate of Underwriter.

+ Represents amounts designated by the Fund as transfer agent, recordkeeping, administrative servicing and/or shareholder servicing fees which the Fund would otherwise pay if Plan accounts were direct shareholders of the Fund.

++ Company and TRDC acknowledge that such payments to Company and/or TRDC shall be funded by payments received by Underwriter from a Fund under a plan of distribution adopted by that Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940 ( 12b-1 Plan). Company and/or TRDC, on behalf of Company’s Separate Accounts, will provide such information to Underwriter as is reasonably necessary for it to comply with its obligations under the 12b-1 Plan, including, but not limited to, obligations to make disclosure to the Board of Trustees of The Royce Fund.

+++ Early redemption fee of 1% (2% for Royce international Discovery Fund and Royce International Premier Fund) on redemptions of shares that are held for less than 30 days. In accordance with the then current prospectus, certain shareholders and accounts, including, but not limited to, retirement plans, may be exempt from the early redemption fees. Company will confirm that such an exemption applies before any investments are made.